SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
BLACKROCK UTILITY AND INFRASTRUCTURE TRUST
(Exact Name of Registrant as Specified in its Charter)

Delaware	45-3417652
(State of Incorporation or Organization)	(IRS Employer Identification Number)

100 Bellevue Parkway Wilmington, Delaware (Address of Principal Executive Offices)	19809 (Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐
Securities Act registration statement file number to which this form relates: 333-176661
     Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which
to be so Registered	Each Class is to be Registered
Common Shares of Beneficial Interest	New York Stock Exchange
     Securities to be registered pursuant to Section 12(g) of the Act:
None

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1. Description of Registrant’s Securities to be Registered.
     The description of the Registrant’s securities to be registered is incorporated by reference to the description contained under the caption “Description of Shares” in the Registrant’s Registration Statement on Form N-2 (Nos. 333-176661 and 811-22606) as filed electronically with the Securities and Exchange Commission (the “Commission”) on September 2, 2011 (Accession No. 0001341004-11-001702) (“Registration Statement on Form N-2”), as amended by Pre-Effective Amendment No. 1 to the Registration Statement on Form N-2, as filed with the Commission on October 11, 2011 (Accession No. 0001341004-11-001860) and Pre-Effective Amendment No. 2 to the Registration Statement on Form N-2, as filed with the Commission on October 26, 2011 (Accession No. 0000950123-11-092068).
Item 2. Exhibits.
     Pursuant to the Instructions as to Exhibits, no exhibits are filed herewith or incorporated by reference.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

BLACKROCK UTILITY AND INFRASTRUCTURE TRUST

By:	/s/ Brendan Kyne
Name:	Brendan Kyne
Title:	Vice President
Date: November 21, 2011

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